Exhibit 99.1
News Release

Contacts:

Leslie S. Magee
Chief Financial Officer
225-298-5261
lmagee@he-equipment.com

Kevin S. Inda
Corporate Communications, Inc.
407-566-1180
kevin.Inda@cci-ir.com

H&E Equipment Services Reports First Quarter Results

BATON ROUGE, Louisiana — (May 10, 2007) — H&E Equipment Services, Inc. (NASDAQ: HEES) today announced operating results for the first quarter ended March 31, 2007.

First Quarter 2007 Summary

•	Revenues increased 15.1% to $209.7 million versus $182.2 million a year ago.

•	EBITDA (as defined below) increased 25.7% to $52.3 million compared to $41.6 million of EBITDA, as adjusted, a year ago.

•	Income from operations increased 91.4% to $28.9 million compared to $15.1 million a year ago. Income from operations, as adjusted, increased 25.1% to $28.9 million.

•	Net income increased 209.5% to $12.1 million compared to net income of $3.9 million a year ago. Net income, as adjusted, increased 18.9% to $12.1 million.

•	Total gross margin increased to 31.3% from 30.7% a year ago.

On a comparative basis, the Company’s operating results for the first quarter a year ago were negatively impacted by an $8.0 million non-recurring expense associated with the termination of a management services agreement related to the Company’s initial public offering in February. This expense had a positive impact on the Company’s year-over-year comparisons. The as adjusted operating results presented in this release exclude the $8 million expense from the three months ended March 31, 2006.

“Our first quarter results were very solid despite the fact it is historically our softest quarter of the year. In January and February of this year, we experienced more extreme weather conditions in our Gulf Coast and Intermountain regions than in the prior year, which resulted in a decline in our year-over-year dollar returns,” said John Engquist, H&E Equipment Services’ president and chief executive officer. “However, for the month of March, we experienced record revenue and solid increases in dollar utilization. In spite of the challenging weather conditions at the beginning of the year, our business delivered an increase in both top and bottom line performance, which reflects the continued strength in the markets we serve.”

“Top line growth during the first quarter was driven by a 21.7% increase in new equipment sales and a 17.0% increase in equipment rentals while our combined parts and service revenues reflected growth of 19.3%,” commented Leslie Magee, H&E Equipment Services’ chief financial officer. “We continued to experience a slight decrease in used equipment sales, which declined 2.5% from a year ago. This trend is simply the result of improved new equipment availability from many of our manufacturers.”

“Our gross margin remained strong during the first quarter at 31.3%, up from 30.7% a year ago,” said Ms. Magee. “Overall, we are very pleased with our results for the quarter in light of the challenges we faced. Furthermore, on an adjusted basis, income from operations, net income and EBITDA increased 25.1%, 18.9% and 25.7%, respectively from a year ago.”

2007 Outlook

“Our outlook for 2007 remains very positive and thus unchanged,” said Mr. Engquist. “The fundamental drivers of our business remain very strong and our market footprint represents many of the fastest growing regions in the U.S., with high levels of non-residential construction activity. We see no signs of reduced capital spending in the markets we serve as evidenced by our 21.7% increase in new equipment sales this quarter. Furthermore, the major industries we serve including the petrochemical sector, energy sector and mining industry all remain very strong. We also expect the Gulf region hurricane protection and rebuilding efforts to ramp up later this year and continue for some time. We are very encouraged about our business in 2007 and beyond.”

•	Revenue – The Company expects 2007 revenue in the range of $900 million to $920 million.

•	EBITDA – The Company expects 2007 EBITDA in the range of $232 million to $245 million.

•	Earnings Per Share – The Company expects 2007 earnings per share in the range of $1.63 to $1.85 per share based on 38.1 million diluted common shares outstanding and an effective tax rate of approximately 38.5%. Relative to the Company’s 2006 results, its 2007 guidance is based on a significantly higher effective tax rate, 38.5% versus 22.9%, and an increase in common shares outstanding given the effective date of the initial public offering in February 2006.

FINANCIAL DISCUSSION FOR FIRST QUARTER ENDED MARCH 31, 2007

The Company’s results for the quarter ended March 31, 2006 include a non-recurring $8.0 million expense in selling, general and administrative from the Company’s termination of a management services agreement affiliated with two of the Company’s principal stockholders in connection with its initial public offering of common stock in February 2006. The Company’s 2006 results also reflect the acquisition of Eagle High Reach, which was completed on February 28, 2006.

•	Revenues – Total first quarter revenues increased $27.5 million to $209.7 million from $182.2 million in the first quarter of 2006. The following is revenue by business segment for the first quarter versus the first quarter of 2006:

•	Equipment rentals – Equipment rental revenues were $63.2 million compared with $54.0 million, reflecting an increase of $9.2 million, or 17.0%. At the end of the first quarter of 2007, the original acquisition cost of the rental fleet was $653.0 million, up $52.5 million (including fleet acquired through the Eagle acquisition) from $600.5 million at the end of the first quarter of 2006. Dollar utilization was 38.8% compared to 39.2%.

•	New equipment sales – New equipment sales were $67.8 million compared with $55.7 million, reflecting an increase of $12.1 million, or 21.7%.

•	Used equipment sales – Used equipment sales were $30.9 million compared to $31.7 million.

•	Parts sales - Parts sales were $23.1 million, representing a $3.8 million, or 19.7%, increase compared with $19.3 million.

•	Service revenues - Service revenues were $14.6 million, representing a $2.3 million, or 18.7%, increase compared with $12.3 million.

•	Gross Profit – Total gross profit for the first quarter of 2007 was $65.7 million compared with $56.0 million for the first quarter of 2006, reflecting an increase of $9.7 million, or 17.3%, on higher sales volume and improved margins in all major business segments excluding a slight decline in parts. First quarter gross profit margin increased to 31.3% from 30.7% for the first quarter of 2006. The following is gross profit by business segment for the first quarter versus the first quarter of 2006:

•	Equipment Rentals – Gross profit from equipment rentals was $31.1 million compared to $26.5 million.

•	New equipment sales – New equipment sales gross profit increased to $8.8 million from $7.2 million.

•	Used equipment sales – Used equipment sales gross profit increased to $8.4 million from $7.8 million.

•	Parts sales – Gross profit from parts sales was $6.9 million compared with $5.8 million.

•	Service revenues – Gross profit from service revenues was $9.5 million compared with $7.8 million.

•	Selling, General And Administrative Expenses – Selling, general and administrative expenses for the first quarter of 2007 were $37.2 million compared with $41.0 million last year, a $3.8 million, or 9.3%, decrease. Selling, general and administrative expenses, as adjusted, increased $4.2 million, or 12.4%. As a percentage of total revenues, selling, general and administrative expenses, as adjusted, for the first quarter of this year were 17.7% as compared to 18.1% in the first quarter of last year.

•	Income From Operations – The Company reported income from operations of $28.9 million compared to $15.1 million in the first quarter of last year, reflecting an increase of $13.8 million, or 91.4%. Income from operations, as adjusted, increased 25.1% to $28.9 million. Income from operations, as adjusted, increased to 13.8% as a percentage of revenues from 12.7%.

•	Net Income – Net income increased to $12.1 million, a 209.5% improvement from net income of $3.9 million. Net income, as adjusted, increased 18.9% to $12.1 million.

•	EBITDA – EBITDA for the first quarter increased 55.6% to $52.3 million compared with $33.6 million during the first quarter of 2006. EBITDA, as adjusted, increased 25.7% from $41.6 million in the first quarter of 2006. EBITDA, as adjusted, increased to 24.9% as a percentage of total revenues compared with 22.8% in the first quarter of 2006.

Non-GAAP Financial Measures
This press release contains certain Non-GAAP measures (EBITDA and income from operations, net income, selling, general and administrative expenses and EBITDA on an as adjusted basis). Please refer to our Current Report on Form 8-K for a description of our use of these measures. EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, these Non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered as alternatives to the Company’s other financial information determined under GAAP.

Conference Call
The Company’s management will hold a conference call to discuss first quarter results today, Thursday, May 10, 2007, at 10:00 a.m. (Eastern Time). To listen to the call, participants should dial 913-981-5543 approximately 10 minutes prior to the start of the call. A telephonic replay will become available after 1:00 p.m. (Eastern Time) on Thursday, May 10, 2007, and will continue through May 17, 2007, by dialing 719-457-0820 and entering confirmation code 6064480.

The live broadcast of the Company’s quarterly conference call will be available online at www.he-equipment.com or www.earnings.com on May 10, 2007, beginning at 10:00 a.m. (Eastern Time) and will continue to be available for 30 days. Related presentation materials will be posted to the “Investor Relations” section of the Company’s web site at www.he-equipment.com prior to the call. The presentation materials will be in Adobe Acrobat format.

About H&E Equipment Services, Inc.
The Company is one of the largest integrated equipment services companies in the United States with 47 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, and Southeast regions of the United States. The Company is focused on heavy construction and industrial equipment and rents, sells and provides parts and service support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, and on-site parts, repair and maintenance functions under one roof, the Company is a one-stop provider for its customers’ varied equipment needs. This full service approach provides the Company with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and service operations.

Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. Among the forward-looking statements included in this release is the information provided under the heading “2007 Outlook.” Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic conditions and construction activity in the markets where we operate in North America; (2) relationships with new equipment suppliers; (3) increased maintenance and repair costs; (4) our substantial leverage; (5) the risks associated with the expansion of our business; (6) our possible inability to integrate any businesses we acquire; (7) competitive pressures; (8) compliance with laws and regulations, including those relating to environmental matters; and (9) other factors discussed in our public filings, including the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

H&E EQUIPMENT SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Equipment rentals	$63,201	$53,995
New equipment sales	67,770	55,715
Used equipment sales	30,940	31,654
Parts sales	23,136	19,313
Service revenues	14,623	12,334
Other	10,066	9,199

Total revenues	209,736	182,210
Cost of revenues:
Rental depreciation	21,343	16,860
Rental expense	10,787	10,612
New equipment sales	58,974	48,561
Used equipment sales	22,520	23,799
Parts sales	16,269	13,524
Service revenues	5,140	4,567
Other	8,992	8,264

Total cost of revenues	144,025	126,187

Gross profit	65,711	56,023
Selling, general, and administrative expenses	37,155	41,043
Gain on sales of property and equipment, net	308	99

Income from operations	28,864	15,079
Interest expense	(8,703)	(10,167)
Other income, net	137	75

Income before provision for income taxes	20,298	4,987
Provision for income taxes	8,164	1,067

Net income	$12,134	$3,920

EARNINGS PER SHARE
Basic – Earnings per share	$0.32	$0.12
Basic – Weighted average number of common shares outstanding	38,087	33,458
Diluted – Earnings per share	$0.32	$0.12
Diluted – Weighted average number of common shares outstanding	38,114	33,462

H&E EQUIPMENT SERVICES, INC.
SELECTED BALANCE SHEET DATA (unaudited)
(Amounts in thousands)

	March 31,	December 31,
	2007	2006
Cash and cash equivalents	$12,708	$9,303
Rental equipment, net	440,507	440,454
Total assets	780,481	759,942
Total debt (1)	261,587	265,965
Total liabilities	532,841	524,358
Stockholders’ equity	247,640	235,584
Total liabilities and stockholders’ equity	$780,481	$759,942

(1) Total debt consists of the aggregate amounts outstanding on the senior secured credit facility, senior unsecured notes, senior secured notes and notes payable obligations.

H&E EQUIPMENT SERVICES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Amounts in thousands)

	Three Month Period Ended March 31,
		2006	Adjusted	2006
	2007	(As Reported)	(1)	(As Adjusted)

Gross profit	$65,711	$56,023	$–	$56,023
Selling, general and administrative expenses	37,155	41,043	(8,000)	33,043
Gain on sales of property and equipment, net	308	99	–	99

Income from operations	28,864	15,079	8,000	23,079
Interest expense	(8,703)	(10,167)	–	(10,167)
Other income, net	137	75	–	75

Income before provision for income taxes	20,298	4,987	8,000	12,987
Provision for income taxes	8,164	1,067	1,712	2,779

Net income	$12,134	$3,920	$6,288	$10,208

EARNINGS PER SHARE
Basic – Earnings per share	$0.32	$0.12	$0.19	$0.31
Basic – Weighted average number of common shares outstanding	38,087	33,458	33,458	33,458
Diluted – Earnings per share	$0.32	$0.12	$0.19	$0.31
Diluted – Weighted average number of common shares outstanding	38,114	33,462	33,462	33,462
Net income	$12,134	$3,920
Interest expense	8,703	10,167
Provision for income taxes	8,164	1,067
Depreciation and amortization	23,269	18,440

EBITDA	$52,270	$33,594
Management services agreement termination fee (1)	–	8,000

Adjusted EBITDA	$52,270	$41,594

(1) Adjustment relates to a non-recurring charge of $8.0 million for the termination of a management services agreement in connection with the Company’s initial public offering in February 2006.